UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 21, 2022

VIASAT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21767	33-0174996
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6155 El Camino Real

Carlsbad, California 92009

(Address of Principal Executive Offices, Including Zip Code)

(760) 476-2200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on which Registered)
Common Stock, par value $0.0001 per share	VSAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company             ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.               ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 21, 2022, Viasat, Inc. (“Viasat”) held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Transaction (as such term is defined in the Viasat’s definitive proxy statement filed with the Securities and Exchange Commission on May 20, 2022). At the Special Meeting, Viasat’s stockholders voted on the following three proposals and cast their votes as follows:

Proposal 1: To approve the issuance of more than 20% of the issued and outstanding Viasat common stock in connection with the Transaction.

For	Against	Abstentions	Broker Non-Votes
57,296,784	254,279	93,413	7,008,510

Proposal 2: To approve a charter amendment to increase the number of authorized shares of Viasat common stock from 100,000,000 to 200,000,000.

For	Against	Abstentions	Broker Non-Votes
64,152,779	371,681	128,526	0

Proposal 3: To approve the adjournment of the Special Meeting to a later date, if necessary, to permit further solicitation and voting.

For	Against	Abstentions	Broker Non-Votes
60,901,851	3,621,147	129,988	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2022	Viasat, Inc.

	By:	/s/ Brett Church
Brett Church
Associate General Counsel